United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2015

Date of Report

(Date of Earliest Event Reported)

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REFERENCES

References in this Current Report to PCS Edventures!.com, Inc., refer to the Registrant and its subsidiaries, including the words “PCS”, “PCSV”, “we”, “our”, “us” and words of similar import.

FORWARD-LOOKING STATEMENTS

Except for historical facts, all matters discussed in the Press Release attached to this Current Report, which are forward-looking, involve a high degree of risk and uncertainty. Certain statements in this Press Release set forth management’s intentions, plans, beliefs, expectations, or predictions of the future based on current facts and analyses. When we use the words “believe”, “expect”, “anticipate”, “estimate”, “intend” or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated in such statements, due to a variety of factors, risks and uncertainties. Potential risks and uncertainties include, but are not limited to, competitive pressures from other companies within the Educational Industries, economic conditions in the Company’s primary markets, exchange rate fluctuation, reduced product demand, increased competition, inability to produce required capacity, unavailability of financing, government action, weather conditions and other uncertainties, including those detailed in the Company’s SEC filings. The Company assumes no duty to update forward-looking statements to reflect events or circumstances after the date of such statements.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 27, 2015, we appointed Ms. K. Sue Redman to our Board of Directors.

Ms. Redman is 58 years of age. She is an Executive Professor in the Accounting Department of Mays Business School at Texas A&M University and she is also the President of Redman Advisors LLC, a private consulting firm specializing in the areas of enterprise risk management, corporate finance, accounting and strategy.

Ms. Redman was a Director from 2006 to 2013 of Apollo Group, Inc., a publicly held education provider with annual revenues of $4 billion and traded on NASDAQ. She was the chair of the Audit Committee and member of the Finance, Special Litigations, and Compensation Committees of the Board. She is also the author of several audit committee and governance articles, including “What Qualities Make a Sound Financial Expert” (published in Compliance Week) and “A First Step in Audit Committee Effectiveness” (published in Directors and Boards).

From 2004 to 2008, Ms. Redman was the Senior Vice President and Chief Financial Officer/Chief Operating Officer of Texas A&M University, the nation’s seventh largest university with an operating budget of $1.2 billion. Previously, from 1999 to 2004, Ms. Redman was the Vice President and Corporate Controller of AdvancePCS, a leading provider of health improvement services, including pharmacy benefit management services with annual revenues of $14 billion and traded on NASDAQ. She also served as Lead Engagement Partner from 1980 to 1999, at PricewaterhouseCoopers, for multinational and national clients, including retail, energy, engineering and construction and private equity.

Ms. Redman earned a Bachelor of Business Administration in accounting from Texas A&M University and is a Certified Public Accountant in Texas, Arizona and California. She is a member of the AICPA, National Association of Corporate Directors, Women Corporate Directors and the Southwest Audit Committee Network.

Ms. Redman was selected to serve on the Board of Directors based on her corporate and board experience, and she will assist with compliance, strategy, and growth of PCS Edventures.

Ms. Redman will be eligible for compensation as an outside director in the amount of $15,000 in “Restricted Stock Units” under our 2009 Stock Incentive Plan, subject to the terms of the standard Board approved awards for outside directors. Such units would not be vested until after one year of service on the Board and re-election at the Fiscal Year 2015 Annual Meeting.

There are no family relationships between Ms. Redman and any other director, nominee to become a director or any executive officer of the Company.

Item 7.01 Regulation FD Disclosure.

See Item 9.01, Exhibit 99.1

The information contained in this Item 7.01 and in Exhibit 99.1 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under such Section 18.  Furthermore, the information contained in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.    Exhibit Description

99.1	Press Release dated June 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	June 1, 2015	By:	/s/ Robert Grover
Robert Grover
CEO